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                                                                EXHIBIT 10.20(c)

                          SECOND AMENDMENT TO DEFERRED
                             COMPENSATION AGREEMENT

          THIS SECOND AMENDMENT to Deferred Compensation Agreement made this 20th day of September, 2001, by and between Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), and James J. Postl ("Employee").

                                    RECITALS:

          WHEREAS, the Company and Employee have previously entered into that certain Deferred Compensation Agreement made the 4th day of May, 2000 ("Deferred Compensation Agreement");

          WHEREAS, the Deferred Compensation Agreement was amended by that certain First Amendment to Deferred Compensation Agreement, dated July 13, 2000 (the "First Amendment");

          WHEREAS, the Board of Directors of the Company has authorized this Second Amendment of the Deferred Compensation Agreement and Employee agrees to this amendment;

          WHEREAS, the Company and Employee have previously entered into that certain employment agreement, dated October 12, 1998, as amended by that certain letter agreement entered into by the Company and Employee, dated June 28, 2001 (the "Employment Agreement");

          WHEREAS, pursuant to Paragraph 26 of the Employment Agreement, the Employment Agreement may be amended by the mutual consent of the Company and Employee in writing; and

          WHEREAS, the Company and Employee desire, intend and agree that the terms and conditions of the Deferred Compensation Agreement, as amended by the First Amendment and this Second Amendment, shall supercede and replace in its entirety the benefits provided under, and the terms and conditions of, the Employment Agreement, including, but not limited to, Paragraph 18 of the Employment Agreement regarding the consequences of Employee's termination of employment, and the Employment Agreement shall be terminated and of no further force and effect.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, effective as of the date first written above, the Company and Employee agree as follows:

     1. The benefits provided Employee under the Deferred Compensation Agreement, as amended, shall supercede and replace in their entirety the benefits provided under, and the terms and conditions of, the Employment Agreement, including, but not limited to, the consequences resulting from Employee's termination of employment under Paragraph 18 of the Employment Agreement, and the Employment Agreement shall be deemed terminated and shall have no further force and effect.

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     2. Paragraph 3 of the Deferred Compensation Agreement is hereby amended in its entirety to read as follows:

          "(3) Benefit.

          (a) Monthly Deferred Compensation Benefit. If Employee's employment with the Company is terminated (1) prior to October 12, 2003, by the Company other than for reason of "Cause" or disability (as determined by the Board of Directors, in its sole discretion), or by Employee for "Good Reason" (as each of Cause and Good Reason is defined below in subparagraph
     (b)); or (2) on or after October 12, 2003, for any reason other than death, then Employee shall be entitled to monthly payments of deferred compensation for the remainder of his life equal to the excess of:

          (i) "X%" (as defined below) of the sum of (A) Employee's monthly salary as in effect on the date of his termination of employment and (B) one-twelfth (1/12th) of the target annual bonus for Employee for the calendar year in which his termination of employment occurs; over

          (ii) the total of the monthly amounts payable to Employee during each applicable month from the Retirement Plan, the U.S. Social Security Act, the Company's Short-Term Disability Plan, the Company's Long-Term Disability Plan, the Company's Supplemental Disability Plan, and from any retirement plan with a former employer (whether or not received in the form of monthly payments).

     For purposes of this paragraph (3), "X%" shall be equal to the applicable percentage based on the age of Employee as of his termination date, as follows:

If Employee's Age as of                          Then "X%" Shall
  Termination Date Is:                             Be Equal To:
-----------------------                          ---------------
        55                                             28.50%
        56                                             32.56%
        57                                             36.63%
        58                                             40.70%
        59                                             44.77%
        60                                             48.84%
        61                                             52.91%
        62 or greater                                     57%

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          If Employee's employment with the Company is terminated prior to
     October 12, 2003 for any reason other than (x) by the Company without Cause or (y) by Employee for Good Reason, then Employee shall not be entitled to any benefit under this paragraph (3).

          (b) Definitions. For purposes of this paragraph (3):

          "Cause" shall mean any of the following: (i) Employee's material breach of his agreements, duties or obligations under this Agreement and Employee's failure to cure such breach within ten (10) days after the Company's written notice to Employee of such material breach; (ii) Employee's willful failure to carry out a material directive of the Board of Directors and/or the Chairman of the Board of Directors; (iii) Employee's embezzlement or conversion to his own use of any funds of the Company or any of its subsidiaries or affiliates or any client or customer of the Company or any of its subsidiaries or affiliates; (iv) Employee's conversion to his own use or destruction of any property of the Company or any of its subsidiaries or affiliates having a significant value; or (v) Employee's material violation of any of the policies and/or procedures of the Company as identified in any Company employee manual or handbook; and

          "Good Reason" shall mean the Company's failure to (i) maintain Employee's total compensation package at a level competitive with comparative Company practices; (ii) maintain Employee's employment without materially changing Employee's duties and responsibilities as they exist as of the date first written above; or (iii) comply with the material provisions of this Agreement and such failure is not cured by the Company within ten (10) days after Employee's written notice to the Company of such failure to comply."

     3. Paragraph (4) of the Deferred Compensation Agreement is hereby amended in its entirety to read as follows:

          "(4) Death Prior to Termination of Employment or After Commencement of Benefits. In the event of Employee's death on or after the date hereof, while in the employment of the Company or after Employee's commencement of benefits under this Agreement, his spouse shall be entitled to receive for her lifetime a monthly spouse death benefit equal to one-half of the benefit payable to Employee under clause (i) of paragraph (3)(a) above, less the total of the monthly amounts payable to the spouse during each applicable month from the Retirement Plan, the U.S. Social Security Act, the Company's Salary Continuation Plan, as defined benefits under the Excess Benefit Agreement between the Company and Employee, and from any other retirement plan with a former employer (whether or not received in the form of monthly payments) of Employee."

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          IN WITNESS WHEREOF, the Company and Employee have executed this Second
Amendment to Deferred Compensation Agreement as of the date first written above.

                                       PENNZOIL-QUAKER STATE COMPANY

                                       By: /s/ JAMES L. PATE
                                           James L. Pate
                                           Chairman of the Board

Accepted and agreed to by:

/s/ JAMES J. POSTL
James J. Postl

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